GREENSTONE ROBERTS ADVERTISING, INC.
                          ----------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          ----------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of GREENSTONE ROBERTS ADVERTISING, INC. (the "Company") will be held at One Huntington Quadrangle, Melville, New York 11747, on April 8, 1998 at 10:00 a.m., New York time, for the following purposes:

      1. To elect four members to the Board of Directors for a term of two years and until their respective successors shall have been duly elected and shall have qualified.

      2. To amend the Company's stock option plan to provide for the issuance of stock options to non-employee members of the Board of Directors.

      3.  To extend the Company's stock option plan for an additional ten years.

      4. To approve the appointment of Ernst & Young LLP as auditors for the Company's 1998 fiscal year.

      5. To consider and act upon any other business as may properly be brought before the meeting, and any adjournments or postponements thereof, in connection with the foregoing or otherwise.

     Shareholders of record at the close of business on February 23, 1998 will be entitled to notice of and to vote at the meeting.

                                    By order of the Board of Directors,


                                    Anthony V. Curto
                                    Secretary

Dated: Melville, New York
       February 28, 1998

     If you do not expect to be present at the meeting and wish your shares to be voted, please date, sign and mail the accompanying form of proxy as promptly as possible in the enclosed envelope addressed to the Company's Transfer Agent.

GREENSTONE ROBERTS ADVERTISING, INC.
ONE HUNTINGTON QUADRANGLE
MELVILLE, NEW YORK  11747

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

     The accompanying proxy is solicited by the Board of Directors of Greenstone Roberts Advertising, Inc., a New York corporation (the "Company"), on behalf of the Company for use at the Annual Meeting of Shareholders to be held at One Huntington Quadrangle, Melville, New York 11747, on April 8, 1998 at 10:00 a.m., New York time, and any adjournments or postponements thereof, at which shareholders of record on February 23, 1998 will be entitled to vote. On February 23, 1998, the Company had outstanding 743,277 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Common Stock is the only outstanding class of voting securities of the Company. Each shareholder will be entitled to one vote for each share of Common Stock held.

     The costs of soliciting proxies will be borne by the Company. Such costs will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, personally, by telephone or telegraph, by officers, directors and regular employees of the Company; such persons will not be separately compensated for such solicitation.

     The shares represented by an executed form of the accompanying proxy will be voted as directed with respect to the election of Directors or, if no direction is indicated, will be voted in favor of the election as Directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Subject to the foregoing, a shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation or by attending and voting at the Annual Meeting.

     If voting by proxy with respect to the election of Directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote For the proposal, vote Against the proposal or Abstain from voting with respect to the proposal. Assuming a quorum is present, (i) the affirmative vote of a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act with respect to the election of Directors and (ii) the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act on all other proposals that come before the Annual Meeting. Abstentions and broker non-votes (when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes. However, abstentions and broker non-votes will not be included in the tabulations of votes cast on proposals presented to shareholders.

     There is being mailed herewith to each shareholder of record the Company's Annual Report on Form 10-K without exhibits, for the fiscal year ended October 31, 1997. The date of this Proxy Statement is the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

     ITEM 1: ELECTION OF DIRECTORS

     In accordance with Article II, Section 1 of the By-laws of the Company, at their annual meeting, a majority of the Board of Directors voted to increase the number of Directors of the Company from six to seven. In addition, the Board of Directors appointed Monsignor Thomas J. Hartman to replace the resigning Director for the balance of his term pursuant to Article II, Section 3 of the By-laws of the Company. Accordingly, four Directors are to be elected at the Annual Meeting, each Director to hold office until the 2000 Annual Meeting of Shareholders and until his respective successor shall have been duly elected and shall have qualified. The Board of Directors has nominated the persons whose names appear below. It is the intention of the persons named in the accompanying proxy to vote the proxies in favor of the election of the nominees named below if no direction to the contrary is given. The Board of Directors has no reason to believe that any of those named will be unavailable. If any of those named should become unavailable, discretionary authority is reserved to vote for a substitute.

     The Directors are divided into two classes and hold office until the second succeeding Annual Meeting of Shareholders following the election of their respective class and the qualification of their successors. None of the officers or Directors are related to one another.

Information as to Nominees for Election as Directors at the 1998 Annual Meeting

                                                                          FIRST
   NAME                       AGE        POSITION                       ELECTED

Ronald M. Greenstone .......   57   Chairman of the Board, Chief          1972
                                    Executive Officer and Director

Richard Projain ............   62   Director                              1988

Monsignor Thomas J. Hartman.   51   Director                              1998

Victor F. Trizzino .........   56   Nominee                                N/A

     Ronald M. Greenstone founded the Company in 1972 and has been Chairman of the Board of Directors, Chief Executive Officer and a Director for more than the past five years. Mr. Greenstone served as President of the Company from December 1988 to December 1991. Prior to founding the Company, Mr. Greenstone served as Vice President in charge of account services for the former SH Goldstein Advertising (Great Neck, New York).

     Richard Projain has been a Principal of Kimba Consulting, Inc., a management consulting firm since January 1994. Mr. Projain served as a freelance consultant between November 1991 and December 1993. For the more than five years prior thereto, he was President, Chief Executive Officer and a Director of Electrosound Group, Inc. Electrosound was engaged in the business of providing services and products to the recorded music industry.

     Monsignor Thomas Hartman has been a Catholic priest with the Diocese of Rockville Center for more than the past five years. Monsignor Hartman has been the Director of Radio and Television for the Diocese of Rockville Center serving at Telicare, a cable television station, located in Uniondale, New York since 1979. He is a Director with Haven Bancorp Inc., a NASDAQ listed, bank holding company.

     Victor F. Trizzino has been an independent management consultant since July 1995. For more than five years prior thereto, he was President, Chief Executive Officer and a Director of Standard Microsystems Corporation. Standard Microsystems Corporation was engaged in the design, manufacture and marketing of local area network products and of integrated circuits for the personal computer market.

The Board of Directors recommends that the shareholders vote FOR the nominees for election as Directors.

  Information as to Directors Whose Terms Expire at the 1999 Annual
Meeting
                                                                       FIRST
  NAME                    AGE            POSITION                      ELECTED

Gary C. Roberts .......   59        President and Director               1988

Anthony V. Curto ......   61        Secretary and Director               1988

Martin S. Sussman .....   60        Director                             1991

     Gary C. Roberts has been President and Director of the Company since January 1992. Mr. Roberts served as Executive Vice President since joining the Company in January 1988. From January 1983 until December 1987, Mr. Roberts served as Executive Vice President, Chief Operating Officer and Partner at Slater Hanft Martin (a New York, New York based advertising agency). From January 1970 to December 1982, Mr. Roberts served as Executive Vice President and group head at Wells Rich Greene (a New York, New York based advertising agency). Mr. Roberts received his Bachelor of Science degree in Marketing from New York University in 1960.

     Anthony V. Curto has been Secretary of the Company since August 25, 1994. Mr. Curto has been a partner with the law firm of Curto, Barton & Alesi, P.C. which firm has been retained by the Company, since 1991. For more than 5 years prior thereto, he was a partner with the law firm of Meyer, Suozzi, English & Klein, P.C. Mr. Curto is admitted to practice law in the State of New York and obtained his J.D. degree from New York Law School in 1960. He has been a Director and Counsel to Yoo Hoo, Inc. and C&C Corp. Mr. Curto also has been an adjunct professor at the business school of Hofstra University.

     Martin S. Sussman has been a partner with the law firm of Seltzer, Sussman & Habermann since forming the firm in 1974. Mr. Sussman specializes in corporate and corporate tax issues. He is a Director of Griffon Corporation, a New York Stock Exchange listed company. He is counsel to the law firm of Blau, Kramer, Wactlar & Lieberman, P.C. He was admitted to the New York State Bar in June 1961 and obtained his LL.B. and LL.M. degrees from New York University in 1960 and 1961, respectively.


Compensation of Directors

     Each Director who is not an executive officer of the Company is paid $1500 for each regular or special meeting of the Board of Directors attended. Directors are not compensated for committee meetings attended.

Committees of the Board of Directors

     The Board of Directors of the Company has established the following committees:

               (i) Executive Committee -- the duties of the Executive Committee are to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors. The members of the Executive Committee during the Company's recently completed fiscal year were Messrs. Greenstone, Projain and Roberts.

               (ii) Audit Committee -- the duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and result of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The members of the Audit Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Sussman.

               (iii) Stock Option Plan Committee -- the duties of the Stock Option Plan Committee are to administer the Company's Option Plan (as defined herein), including determining which employees of the Company and its subsidiary will be granted options to purchase shares of Common Stock of the Company and the number of shares of Common Stock subject to each option granted. The members of the Stock Option Plan Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Sussman.

               (iv) Compensation Committee -- the duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, and to recommend the establishment of and monitor a compensation and incentive program for all salaried personnel of the Company. In addition, the Compensation Committee will review compensation paid to non-employee shareholders of the Company owning at least 1% of the outstanding Common Stock. The members of the Compensation Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and a former Director, Leonard Schrift.

Meetings of Directors

     During the fiscal year ended October 31, 1997, four meetings of the Board of Directors, one meeting of the Audit Committee, one meeting of the Compensation Committee and one informal meeting of the Stock Option Plan Committee were held. No Director attended less than 75% of the meetings of the Board held while he was a member, and no Director attended less than 75% of the meetings held by all committees on which he served.

Executive Officers Who Are Not Directors

     Each of the Executive Officers of the Company is a Director of the Company.

Stock Ownership by Directors, Nominees and Officers

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of January 23, 1998, and the percentage of the outstanding shares of Common Stock so held, by (i) each beneficial owner of more than five percent of Common Stock, (ii) each person who is a Director or nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth herein; and (iv) all Directors and executive officers as a group.

                                   Number of
                                   Shares
     Name of                       Beneficially                   Percentage
   Beneficial Owner                Owned                          of Class
 --------------------            -----------                     ----------

Ronald M. Greenstone.........      305,000 (1)                      39%
Gary C. Roberts..............      105,000 (2)                      13%
Martin S. Sussman............        3,000 (3)                       *%
Anthony V. Curto.............            0                           0%
Richard Projain..............        3,000                           *%
All Directors and executive
officers as a group (5 persons)    416,000                          52%

* Less than 1%

(1) Includes 25,000 shares of Common Stock which the holder has the right to acquire within 60 days upon the exercise of options granted by the Company.

(2) Includes 15,000 shares of Common Stock which the holder has the right to acquire within 60 days upon the exercise of options granted by the Company.

(3) Includes 1,000 shares of Common Stock over which the holder has sole voting power and sole investment power.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

PHILOSOPHY

     The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation opportunities which are based on each individual executive officer's contribution and personal performance. The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee which utilizes compensation analyzes for similar type and size agencies provided by the industry trade associations to ensure that the compensation is both reasonable and competitive, and also is directly linked to the Company's financial performance and shareholder interest.

     There are three elements in the Company's executive compensation program, as determined by individual and corporate performance.

      - Base salary compensation is determined by the potential impact of the individual on the Company's performance, the skill and experience required by the job, and the performance and potential of the incumbent in the job.

      - Annual incentive compensation is based on corporate operating earnings. Mr. Greenstone and Mr. Roberts each are eligible to earn a bonus based on a percentage of the Company's profits before provision for income tax.

       - Long term incentive compensation consists of eligibility under the Option Plan. Stock option grants are awarded based on individual and Company performance.

     Mr. Greenstone and Mr. Roberts also maintain a significant long-term stock ownership position in the Company's Common Stock. This ownership position creates a strong linkage between the Company's management and its shareholders' interests.

                           THE COMPENSATION COMMITTEE
                                Anthony V. Curto
                                 Richard Projain
                         Former Director Leonard Schrift

Summary Compensation Table

     The following table sets forth for the Company's last three fiscal years the compensation paid by the Company to its Chief Executive Officer and President whose cash compensation exceeded $100,000 (the "Named Executive Officers").

                      GREENSTONE ROBERTS ADVERTISING, INC.
                             EXECUTIVE COMPENSATION

                                  ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
(a)                   (b)            (c)         (d)       (e)          (f)         (g)         (h)         (i)
                     Year           Base                  Other        Restricted                         All Other
Name and             ended         Salary(2)    Bonus     Annual       Stock                   LTIP     Compensation(3)
Principal Position   October 31,    ($)         ($)      Compensation  Awards      Options     Payouts      ($)

Ronald Greenstone    1995         365,000        --         --          --          --          --         1,386
Chairman and CEO     1996         365,000        --         --          --          --          --         1,425
                     1997         296,563        --         --          --          --          --         1,425

Gary Roberts         1995         300,000        --         --          --          --          --         1,386
President            1996         300,000        --         --          --          --          --         1,425
                     1997         243,750        --         --          --          --          --         1,425

Leonard Schrift(1)   1995           --           --         --          --          --          --          --
Sr. V.P., CFO        1996          84,000        --         --          --          --          --          --
Treasurer            1997         123,194        --         --          --          --          --          --

1  As Mr. Schrift joined the Company in March 1996, amounts for Mr. Schrift in
   1996 reflect less than a full year of compensation.

2 The Named Executive Officers receive indirect compensation in the form of automobile allowances, the use of automobiles and insurance payments on the automobiles. The amount of such indirect compensation paid or distributed in fiscal 1997 did not exceed, with respect to any named individual, the lesser of $50,000 or 10% of the total annual compensation reported for such person.

3 Amounts represent contributions by the Company under the 401(k) savings plan.

 Employment Agreements

     Ronald Greenstone currently serves as Chairman and Chief Executive Officer of the Company pursuant to the terms of an employment agreement which expires on January 1, 2001. This agreement was entered into on January 1, 1998. This agreement currently provides for an annual salary of no less than $275,000 and a cash bonus equivalent to 10% of the profit of the Company before provision for income taxes.

     Gary Roberts currently serves as President of the Company pursuant to the terms of an employment agreement which expires on January 1, 2000. This agreement was entered into on January 1, 1998. This agreement currently provides for an annual salary of no less than $225,000 and a cash bonus equivalent to 2% of the profits of the Company before provision for income taxes.

     Each of the foregoing employment agreements restricts the respective officer's ability to use or disclose confidential information related to the business of the Company and to compete with the Company upon termination of his employment by the Company.

     In addition, each of the employment agreements provides that the respective officer, upon termination of employment otherwise than for cause, will receive a lump sum payment equal to such officer's annual salary, will continue to receive such officer's annual salary for the remainder of the employment period and will continue to be eligible for the Company's employee benefits.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock.

     To the Company's knowledge, based solely on review of the copies of Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of ten percent or more of Common Stock were complied with.

                     COMPARATIVE PERFORMANCE OF THE COMPANY

     The commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common stock with the cumulative total shareholder return of (i) a broad equity market index and (ii) a published industry index or peer group for a five-year period. The following chart compares the performance of the Common Stock with (i) the stocks comprising the NASDAQ National Market (the "NASDAQ Index") and (ii) the stocks comprising the Dow Jones Advertising Industry Group (the "Dow Jones Advertising Index"), and assumes an investment of $100 on October 31, 1992 in each of the Common stock, the NASDAQ Index and the Dow Jones Advertising Index:


In lieu of the graph, the data is presented in chart form


            Oct. 31, 1992    Oct. 31, 1993   Oct. 31, 1994   Oct. 31, 1995   Oct. 31, 1996   Oct. 31, 1997

Company       100               77              68                 64           68              35
NASDAQ Index  100              129             128                172          183             227
Dow Jones     100              103             114                131          180             250
Advertising
 Index

1998 Stock Option Plan, As Amended

     The Company is presently operating under the 1988 Stock Option Plan, as amended ("Plan"). A Committee appointed by the Board of Directors administers the Plan. Under the Plan, the Committee was authorized to grant stock options to purchase an aggregate of up to 900,000 shares of the Company to employees of the Company or its subsidiaries, including directors who are employees, but not directors who are not employees. Presently there are 36 employees of the Company eligible under the Plan. Options granted under the Plan may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or non-qualified stock options. The duration of any option granted under the Plan shall be for a period fixed by the Committee, but not more than ten years from the date upon which the option is granted. Any amendment to the Plan by the Board of Directors that would increase the number of shares issuable under the Plan or change the class of employees to whom options may be granted is subject to approval of the Company's shareholders.

              ITEM 2: AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

     At a meeting on January 26, 1998, the Board of Directors elected to amend the Plan to permit the granting of stock options to non-employee directors as provided in the amendment attached as Exhibit A. In addition, subject to shareholder approval of the Plan amendment, the Board of Directors voted to issue to Messrs. Projain, Sussman and Curto options to purchase four thousand (4,000) shares of common stock of the Company. The Board of Directors, subject to shareholder approval of the Plan Amendment, also voted to grant to all members of the Board of Directors who are not employees of the Company options to purchase an additional two thousand (2,000) shares of stock of the Company on each anniversary thereof that such individual is a member of the Board of Directors. Accordingly, the Company has reserved one hundred and twelve thousand (112,000) of the options available under the Plan for this purpose, subject to ratification by the shareholders.

     The Board of Directors believes that the adoption of this amendment would promote the interests of the Company and its stockholders by enabling the Company to attract and retain outside directors, to provide them an incentive to continue service with the Company and provide them additional incentive to promote the success of the Company's business.

     The issuance of these options is subject to shareholder approval. If these options had been issued as of the last completed fiscal year, they would have been issued as follows:


                       AMENDED AND EXTENDED PLAN BENEFITS


Name and Position               Dollar Value($)               Number of Units
------------------             -----------------             ----------------

Ronald M. Greenstone
Chairman and CEO...............  $3,125(1)                     25,000(1)
Gary C. Roberts
President......................  $1,875(1)                     15,000(1)
Richard Projain
Director.......................      $0(2)                      4,000(3)
Anthony V. Curto
Director.......................      $0(2)                      4,000(3)
Martin S. Sussman
Director.......................      $0(2)                      4,000(3)

1 These options were granted prior to the proposed amended and extended Plan and have been valued as of the last completed fiscal year.

2 If these options had been issued as of the last completed fiscal year, they would have been granted as their fair market value and, would have had no additional value as of that date.

3 If these options had been issued as of the last completed fiscal year, these would have been the numbers of units issued.

The Board of Directors recommends that the shareholders vote FOR the approval of the amendment of the Plan.

              ITEM 3: EXTENSION OF THE COMPANY'S STOCK OPTION PLAN

     The Board of Directors believes that the Plan has been valuable to furthering the interests of the Company and that the Company's continued ability to grant stock options to executive officers and key employees substantially enhances its ability to attract and retain the high caliber personnel upon whose judgment, skill and initiative the success of the Company depends. Therefore, the Company believes that it is in the best interest of the Company and its shareholders to extend the Plan as provided in the attached Exhibit B for an additional ten (10) years. The Board of Directors believes that the adoption of this extension would promote the interests of the Company and its stockholders by enabling the Company to attract and retain high caliber personnel to promote the success of the Company's business.

     The Board of Directors recommends that the shareholders vote FOR the approval of the extension of the Plan.

     ITEM 4: APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as auditors of the Company and its subsidiary for the 1998 fiscal year. This firm of independent public accounts has served the Company in this capacity since 1997. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote FOR the approval of the appointment of Ernst & Young LLP as auditors of the Company for the 1998 fiscal year.

                             ITEM 5: OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting of Shareholders is set forth herein. If any other matter or matters are properly brought before the Annual Meeting of Shareholders or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with his judgment.

Shareholders' Proposals

     Any proposal which a shareholder expects to present at the next Annual Meeting of Shareholders must be received at the Company's principal executive office shown on the first page of this Proxy Statement, Attention: Secretary, not later than October 31, 1998 to be considered for inclusion in the proxy material for the 1999 Annual Meeting of Shareholders.

                                      * * *

     THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 IS ENCLOSED HEREWITH TO SHAREHOLDERS AS AT FEBRUARY 23, 1998. A SHAREHOLDER OWNING SHARES BENEFICIALLY BUT NOT OF RECORD AS AT FEBRUARY 23, 1998, SHOULD REQUEST A REPRESENTATION THAT SUCH SHAREHOLDER WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ON THAT DATE. SUCH REQUESTS SHOULD BE DIRECTED TO RONALD M. GREENSTONE, CHAIRMAN, GREENSTONE ROBERTS ADVERTISING, INC., ONE HUNTINGTON QUADRANGLE, MELVILLE, NEW YORK 11747.

                                    EXHIBIT A

                    AMENDMENT NO. 2 TO 1988 STOCK OPTION PLAN

     THIS INSTRUMENT, dated as of January 1, 1998, is an amendment to that certain 1988 Stock Option Plan of Greenstone Rabasca Roberts, Inc., now known as Greenstone Roberts Advertising, Inc.

     WHEREAS, Section 17 of the 1988 Stock Option Plan of Greenstone Rabasca Roberts, Inc., as amended ("Plan") permits the amendment of the Plan;

     NOW, THEREFORE, in consideration of the above premises, the Plan is hereby amended as follows effective as of January 1, 1998:

     1. Section 2(e) of the Plan is amended by the deletion thereof in its entirely and the insertion in lieu thereof the following:

       "Eligible Recipients" shall mean employees of the Corporation or its Subsidiaries, including directors who are also employees and directors who are not employees.

     2. Except as specifically amended hereby, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.


     GREENSTONE ROBERTS ADVERTISING, INC.

     By:

                                    EXHIBIT B

                             1998 STOCK OPTION PLAN

                                       OF

                      GREENSTONE ROBERTS ADVERTISING, INC.

     WHEREAS, the Corporation has extended the 1988 Stock Option Plan, as amended;

     NOW, THEREFORE, in consideration of the covenants and promises herein contained,

     it is agreed as follows:

     1. Purpose. The purpose of this Stock Option Plan is to advance the interests of Greenstone Roberts Advertising, Inc. (the "Corporation") by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by Eligible Recipients upon whose judgment and keen interest the Corporation and its Subsidiaries are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such Eligible recipients on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

     2. Definitions. When used in this Plan, unless the context otherwise requires:

        (a) "Board of Directors" or "Board" shall mean the Board of Directors of Greenstone Roberts Advertising, Inc. as constituted at any time.

        (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

        (c) "Committee" shall mean the stock option Committee of the board of Directors, as described in Section 3.

        (d) "Corporation" shall mean Greenstone Roberts Advertising, Inc.

        (e) "Eligible Recipients" shall mean employees of the Corporation or its Subsidiaries, including directors who are also employees and directors who are not employees.

        (f) "Fair Market Value" on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation system, or the closing price for a Share on the stock exchange if any, on which Shares are primarily traded, but if no shares were traded on such date, then on the last previous date on which a share was so traded, or, if none of the above is applicable, the value of a Shares established by the board of Directors for such date using any reasonable method of valuation.

        (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

        (h) "Options" shall mean the stock options issued pursuant to this Plan.

        (i) "Plan" shall mean this 1998 Stock Option Plan of Greenstone Roberts Advertising, Inc. as adopted by the board of Directors as of January 1, 1998, as such Plan may be amended from time to time.

        (j) "Share" shall mean a share of common stock of the corporation, par value $.01.

        (k) "Subsidiary" shall mean any "subsidiary corporation", as such term is defined in Section 425(f) of the Internal Revenue Code.

     3. Administration of the Plan. The Board of Directors shall appoint a Committee of at least three (3) members of the board of directors, each of whom shall be a "disinterested person" within the meaning of Rule 16 under the Securities Exchange Act of 1934, as amended, which shall have the authority to administer the Plan as provided herein. Each member of the committee shall hold office until the next regular annual meeting of the Board of directors following his designation and until his successor is designated as a member of the committee. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the full Board of Directors. Any member of the committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. A member of the Committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, such resignation shall take effect upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

     4. Participants. Except as hereinafter provided, the class of individuals who are potential recipients of Options to be granted under this Plan consists of those individuals who are Eligible Recipients, as determined by the Committee. The Eligible Recipients to whom Options are granted under this Plan and the number of shares subject to each such Option shall be determined by the Committee, in its sole discretion, in accordance with the terms and conditions of this Plan.

     5. Shares; Grant of Options. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 900,000 shares, which may be either Treasury Shares or authorized but unissued Shares.

     Options granted under this Plan may be either "incentive stock options" (within the meaning of section 422A of the Internal Revenue Code), unless the Committee, in its sole discretion, designates otherwise. Options which are designated not to be incentive stock options shall not be treated as such for purposes of this Plan and the Internal Revenue Code.

     If any Option shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be made subject to Options under the Plan.

     Nothing herein contained shall be construed to prohibit the grant of Options at different times to the same Eligible Recipient.

     The form of Option shall be determined from time to time by the Committee. The terms and provisions of the Option shall be set forth in writing in a certificate of agreement (the "Option Certificate") signed by the Option holder and on behalf of the Corporation by the Chairman of the Board of Directors or the President or a Vice President of the Corporation. The Option Certificate shall state whether or not the Option is an incentive stock option. The Committee may, in its sole discretion, at the time an Option is granted, establish one or more conditions to the exercise of an Option, provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422A of the Internal Revenue Code.

     6. Price. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted.

     7. Duration of Options. The duration of any Option granted under this Plan should be for a period fixed by the Committee but not more than ten (10) years from the date upon which the Option is granted.

     8. Limitations Regarding Ten Percent Stockholders. No Option which is intended to qualify as an incentive stock option may be granted under this Plan to any eligible Recipient who, at the time the Option is granted, owns, or is considered as owning, within the meaning of Section 422A of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary, unless the exercise price under such option is at least 110 percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is not more than five (5) years.

     9. Option Holder Not a Stockholder. An Option holder shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any Shares subject to such Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Corporation shall have issued and delivered Shares to the Option holder, and said holder's name shall have been entered as a stockholder of record on the books of the Corporation. Thereupon, said holder shall have full voting, dividend and other ownership rights with respect to such Shares.

     10. Consideration for Options. As consideration for the grant of an Option, the Corporation may, in its discretion, obtain in each case: (a) from any Eligible Recipient who is an employee of the Corporation or a Subsidiary and who, at the time the Option is granted, shall not have been under a contract of employment, an option to have the services of such Eligible Recipient for such period, up to one (1) year, as the Corporation shall determine; or (b) from any Eligible Recipient who is under an employment contract at the time the Option is granted, an option to extend the term of his contract for a period of up to one
(1) year upon such terms and conditions as the corporation and the Eligible Recipient may agree, but if they are unable to agree, then upon the same terms and conditions of such contract; or (c) from either an Eligible Recipient who is or is not under an employment contract at the time the Option is granted, such other consideration as the Committee, in its discretion, shall request.

     11. Non-transferability of Options. Options and all rights thereunder shall be non-transferable and non- assignable by the holder thereof, except to the extent that the representative of the estate or the heirs of a deceased option holder may be permitted to exercise them, and during the holderis lifetime shall be exercisable only by the holder.

     12. Exercise of Options. Except as otherwise provided herein, an Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee at the time the Option is granted; provided, however, that no Option shall be exercisable within one (1) year of the date such Option is granted.

     Notwithstanding any other provision of this Plan to the contrary, any Option granted under the Plan which is an incentive stock option shall not be exercisable to the extent that the Fair Market Value of the shares (determined as of the date of grant) with respect to which such option (and any other incentive stock option granted to the holder under this Plan or any other stock option plan maintained by the Corporation or any Subsidiary) first becomes exercisable in any calendar year exceeds $100,000.

     All or any part of any remaining unexercised Options granted to any person may be exercised in full, whether or not then exercisable, upon the occurrence of such special circumstance or event as in the sole discretion of the committee merits special consideration.

     An Option shall be exercised by the delivery of a written notice duly signed by the Option holder thereof (or the representatives of the estate or the heirs of a deceased Option holder) to such effect, together with the Option Certificate and either cash, a certified check payment to the order of the Corporation or shares duly endorsed over to the Corporation (which shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the shares purchased pursuant to the exercise of the Option, to the Chairman of the Board, the President or an officer of the Corporation who has been designated for the purpose of receiving the same; provided, however, that a holder may not use any Shares acquired pursuant to the exercise of an Option granted under this Plan or any other stock option plan maintained by the Corporation or any Subsidiary unless the holder has beneficially owned such Shares for at least six (6) months. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting or exercise thereof may result in the violation of any law or governmental order or regulation.

     Within a reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto a certificate for the shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the shares subject to the Option, the Corporation shall also cause to be delivered to the Person entitled thereto a new Option Certificate in replacement of the Option Certificate surrendered at the time of the exercise of the Option, indicating the number of shares with respect to which the Option remains available for exercise, or the original Option Certificate shall be endorsed to give effect to the Partial exercise thereof.

     13. Termination of Services. All or any part of any Option granted to an employee of the Corporation of a Subsidiary to the extent unexercised, shall terminate immediately if the Option holder ceases to be an employee of the corporation or a Subsidiary, except that the Option holder shall have until the end of the tenth (10th) business day following the date he ceases to be an employee of the Corporation, or a Subsidiary, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or position terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if an individual ceases to be an employee of the Corporation or a Subsidiary due to retirement on or after attaining the age of sixty-five (65) years (or such earlier date as such person shall be permitted to retire under the Corporation's retirement plan), or to disability (as such term is defined in
Section 422A(c)(7) of the Internal Revenue Code, the existence of which disability shall be determined by the Committee, in its sole discretion, which determination shall be conclusive) or to death, the Option holder, or the representative of the estate or the heirs of a deceased Option holder, shall have the privilege of exercising the Options which are unexercised at the time of such retirement, disability or death, but only to the extent that such Options are then exercisable: (a) within three (3) months of the Option holder's retirement; (b) within one(1) year of the Option Holder's disability, or (c) within one (1) year of the Option Holder's death, as the case may be; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option. If an Option holder ceases to be an employee of such corporation or a Subsidiary because of the Option holder's violation of his duties to the Corporation and its Subsidiaries as he may from time to time have, the existence of which violations shall be determined by the Committee, in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination and such Option holder shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the date he ceased to be an employee of the Corporation or a Subsidiary.

     Nothing contained herein or in the Option Certificate shall be construed to confer on any Eligible Recipient any right to continue in the employ of the Corporation or its Subsidiaries or as a director of the Corporation or its Subsidiaries or derogate from any right of the Corporation or its Subsidiaries to retire, request the resignation of or discharge such Eligible Recipient, at any time, with or without cause.

     14. Adjustment of Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split-up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which he would have been entitled had he actually owned the shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate exercise price upon the future exercise of the Option shall be the same as if the originally optioned shares were being purchased thereunder. If prior to the complete exercise of any Option there shall be a spin-off transaction pursuant to the reorganization of the Corporation, the Option to the extent that it has not been exercised, shall be adjusted by adjusting the exercise price of the Option and adjusting the number of shares subject thereto, in order to reflect the decrease, if any, in the fair market value of the shares, resulting from the spin-off transaction; in any such case, the Option as adjusted, shall entitle the holder thereof, upon the future exercise of the Option to number of shares which have a fair market value immediately after the occurrence of the spin-off transaction equal to the fair market of the Shares subject to the Option on the day before the occurrence of such spin-off transaction, and the aggregate exercise price upon the future exercise of the Option shall be the same as the aggregate exercise price of the shares subject to the Option on the day before the occurrence of such spin-off transaction. Any fractional shares or other securities payable upon the exercise of the Option as a result of such adjustment due to the occurrence of such stock dividend, split-up, conversion, exchange, reclassification, substitution or spin-off shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

     Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or in which the Corporation becomes a subsidiary of another corporation, or upon the sale of substantially all of the property of the Corporation to another corporation, the Plan and the Options issues thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of Options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices.

     15. Issuance of Shares and Compliance with Securities Laws. Before issuing and delivering any shares to an Option holder, the Corporation may: (i) require the holder to give satisfactory assurance that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restrict the transferability of such shares and require a legend to be endorsed on the certificates representing the shares; and (iii) condition the exercise of an Option or the issuance and delivery of Shares upon the listing, registration or qualification of the shares covered by such Option upon a securities exchange or under applicable securities laws.

     The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     16. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the Corporation or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Option holder. In any event, the holder shall make available to the Corporation or such Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding, and the Corporation or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or such subsidiary out of any funds or property due or to become due to the holder.

     17. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors and the Committee, if any, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not heretofore granted, and the Board of Directors and the Committee, if any, with the consent of each adversely affected Option holder, may at any time cancel any outstanding Option or withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment which would increase the number of Shares issuable under Options or change the class of employees to whom Options may be granted must be adopted by the Board of Directors and shall be subject to the approval of the stockholders of the Corporation within one (1) year of such amendment.

     Determinations of the Committee as to any question, which may arise with respect to the interpretation of the provisions of the Plan and Options, shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

     18. Effective Date of the Plan. This Plan was approved by the stockholders of the corporation on April 8,1998 by the vote of the holder of a majority of the outstanding Shares of the Corporation at a duly held stockholders' meeting; this Plan was adopted and approved by the Board of Directors on January 26, 1998. This Plan is effective as of January 1, 1998.

     19. Final Issuance Date. No Option shall be granted under the Plan after December 31, 2007.